Exhibit 99

HY HYSTER-YALE MATERIALS HANDLING Solutions for a changing world 2018 Annual Report

Hyster-Yale maintains leading market share positions in the Americas and worldwide HYSTER yale UTILEV NUVERA BOLZONI AURAMO MEYER The Yale® NTA030SB Turret trucks shown are for use in very narrow aisle warehouse applications. Contents About the Company Selected Financial and Operating Data 2 Letter to Stockholders 4 Form 10-K 17 Directors and Officers 112 Corporate Information Inside Back Cover Cover Photo Captions Inside Back Cover Mission Statement: To be a leading, globally integrated designer, manufacturer and marketer of a complete range of lift truck solutions by leveraging its high-quality, application-tailored lift trucks, attachments and power solutions to offer the lowest cost of ownership and the best overall value.

Hyster-Yale Materials Handling • 2018 Annual Report

About the Company

Hyster-Yale Materials Handling, Inc., headquartered in Cleveland, Ohio, is a leading, globally integrated, full-line lift truck manufacturer. The Company offers a broad array of solutions aimed at meeting the specific materials handling needs of its customers, including attachments and hydrogen fuel cell power products, as well as a variety of other power options for its lift trucks, telematics, automation and fleet management services.

Lift Trucks

The Company's operating subsidiary, Hyster-Yale Group, Inc., designs, engineers, manufactures, sells and services a comprehensive line of lift trucks and aftermarket parts marketed globally, primarily under the Hyster® and Yale® brand names. The Company manufactures lift trucks and component parts in the United States, China, Northern Ireland, Mexico, the Netherlands, the Philippines, Italy, Vietnam, Japan and Brazil.

Lift truck unit volumes drive the Company's economic engine, and its worldwide distribution strength drives volume, market share, economies of scale and installed truck population. Hyster-Yale had an estimated installed population base of over 840,000 lift trucks in operation in more than 780 industries worldwide at the end of 2018. This population, in turn, generates highly profitable aftermarket parts and ancillary services revenue for both Hyster-Yale and its dealers.

Attachments, Forks and Lift Tables

Bolzoni S.p.A. is a leading worldwide designer, producer and distributor of a wide range of attachments, forks and lift tables marketed under the Bolzoni®, Auramo® and Meyer® brand names. Bolzoni attachments meet the handling needs of customers in a broad array of industries, including paper, beverage, automotive and white goods. Bolzoni products are manufactured in Italy, China, Germany, Finland and the United States.

Hydrogen Power

The Company's hydrogen power business, Nuvera Fuel Cells, LLC, is an alternative-power, clean-energy technology company focused on the design, manufacture and sale of hydrogen fuel cell stacks and engines. Nuvera supplies fuel cell engines for use in battery box replacements, and for integrated lift truck engines to Hyster-Yale Group. It also supplies fuel cell stacks and engines to external customers, integrators and partners who use them to develop clean-energy power solutions.

Goals and Strategic Initiatives

The Company's objective is to provide a wide range of solutions to its customers to generate profitable growth through increasing volumes, which in turn are expected to generate market share gains and drive improved margins. The Company is working to accomplish these objectives through its core strategic initiatives:

- Provide the lowest cost of ownership, while enhancing productivity for customers
- Be the leader in the delivery of industry- and customer-focused solutions
- Be the leader in independent distribution
- Grow in emerging markets
- Be the leader in the attachments business
- Be a leader in fuel cells and their applications



Total Revenues
(in billions)
$3.5
$2.5
$1.5
$0
$2.8
$2.6
$2.6
$2.9
$3.2
14
15
16
17
18



Adjusted EBITDA*
(in millions)
$200
$150
$100
$50
$0
$(50)
$182.6
$136.6
$82.1
$152.5
$94.2
14
15
16
17
18
Lift Truck
Bolzoni
Nuvera
Consolidated

* See page 3 for the calculation of Adjusted EBITDA, the discussion of non-GAAP items and the related reconciliations to U.S. GAAP measures.

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Selected Financial and Operating Data

	2018	2017(1)	2016	2015	2014
	Year Ended December 31 (In millions, except per share data)				
Operating Statement Data:					
Revenues	**$ 3,174.4**	$ 2,885.2	$ 2,569.7	$ 2,578.1	$ 2,767.2
Operating profit	**$ 38.8**	$ 74.1	$ 32.9	$ 103.5	$ 148.8
Net income	**$ 34.3**	$ 48.9	$ 42.3	$ 75.1	$ 110.2
Net (income) loss attributable to noncontrolling interest	**0.4**	(0.3)	0.5	(0.4)	(0.4)
Net income attributable to stockholders	**$ 34.7**	$ 48.6	$ 42.8	$ 74.7	$ 109.8
Basic earnings per share attributable to stockholders	**$ 2.10**	$ 2.95	$ 2.61	$ 4.58	$ 6.61
Diluted earnings per share attributable to stockholders	**$ 2.09**	$ 2.94	$ 2.61	$ 4.57	$ 6.58
Balance Sheet Data at December 31:					
Cash	**$ 83.7**	$ 220.1	$ 43.2	$ 155.1	$ 111.4
Total assets	**$ 1,742.1**	$ 1,647.9	$ 1,287.1	$ 1,095.9	$ 1,120.8
Long-term debt	**$ 210.1**	$ 216.2	$ 82.2	$ 19.6	$ 12.0
Stockholders' equity	**$ 527.4**	$ 565.5	$ 463.8	$ 460.8	$ 454.5
Cash Flow Data:					
Provided by (used for) operating activities	**$ 67.6**	$ 164.7	$ (48.9)	$ 89.4	$ 100.0
Used for investing activities	**$ (110.9)**	$ (47.3)	$ (145.1)	$ (31.3)	$ (44.4)
Cash flow before financing activities(2)	**$ (43.3)**	$ 117.4	$ (194.0)	$ 58.1	$ 55.6
Provided by (used for) financing activities	**$ (87.6)**	$ 53.1	$ 77.9	$ (7.1)	$ (110.5)
Per Share Data:					
Cash dividends	**$ 1.2325**	$ 1.2025	$ 1.1700	$ 1.1300	$ 1.0750
Market value at December 31	**$ 61.96**	$ 85.16	$ 63.77	$ 52.45	$ 73.20
Stockholders' equity at December 31	**$ 31.85**	$ 34.35	$ 28.30	$ 28.23	$ 27.98
Actual shares outstanding at December 31	**16.561**	16.462	16.391	16.324	16.241
Basic weighted average shares outstanding	**16.540**	16.447	16.376	16.307	16.607
Diluted weighted average shares outstanding	**16.602**	16.514	16.427	16.355	16.675
Total employees at December 31(3)	**7,700**	6,800	6,500	5,400	5,400

Note: Certain amounts in prior periods have been reclassified to conform to the current period's presentation.

(1) During 2017, Hyster-Yale recognized $19.8 million of equity income from its financing joint venture and $38.2 million of income tax expense as a result of the new U.S. tax reform legislation enacted in December 2017.

(2) Cash flow before financing activities is equal to net cash provided by (used for) operating activities less net cash used for investing activities.

(3) Excludes temporary employees.

(4) Adjusted EBITDA in this Annual Report is provided solely as a supplemental disclosure with respect to operating results. Adjusted EBITDA does not represent net income, as defined by U.S. GAAP, and should not be considered as a substitute for net income or net loss, or as an indicator of operating performance. Hyster-Yale defines Adjusted EBITDA as income before asset impairment charges, income taxes and noncontrolling interest income (loss) plus net interest expense and depreciation and amortization expense. Adjusted EBITDA is not a measurement under U.S. GAAP and is not necessarily comparable with similarly titled measures of other companies.

(5) Return on capital employed is provided solely as a supplemental disclosure with respect to income generation because management believes it provides useful information with respect to earnings in a form that is comparable to the Company's cost of capital employed, which includes both equity and debt securities, net of cash.

(6) Return on equity is defined as net income divided by average stockholders' equity.

(7) Lift Truck return on capital employed excludes continuing average investments of $124.9 million for Bolzoni and $94.3 million for Nuvera. Investment numbers are based on a 5-point average.

(8) These entities are presented on a stand-alone basis, and as such, do not sum to the Consolidated financial information.

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Hyster-Yale Materials Handling â–ª 2018 Annual Report Year Ended December 31 2018 2017(1) 2016 2015 2014 (In millions) Calculation of Adjusted EBITDA(4) Net income attributable to stockholders $ 34 7 $ 48 6 $ 42 8 $ 74 7 $ 109 8 Nuvera asset impairment 4 9 Noncontrolling interest income (loss) (0 4) 0 3 (0 5) 0 4 0 4 Income tax provision (benefit) 2 3 44 9 (4 0) 29 4 39 9 Interest expense 16 0 14 6 6 7 4 7 3 9 Interest income (2 4) (3 6) (2 0) (1 5) (1 1) Depreciation and amortization expense 44 0 42 8 39 1 28 9 29 7 Adjusted EBITDA(4) $ 94 2 $ 152 5 $ 82 1 $ 136 6 $ 182 6 Year Ended December 31 2018* 2017(1)** Calculation of Return on Total (In millions, except percentage data) Capital Employed Lift Truck(7)(8) Nuvera(8) Bolzoni(8) Consolidated Consolidated Average stockholders’ equity $ 633 3 $ 14 4 $ 128 5 $ 561 7 $ 518 8 Average debt 248 3 (1 6) 45 1 289 0 247 9 Average cash (368 1) – (12 3) (161 2) (161 3) Average capital employed $ 513 5 $ 12 8 $ 161 3 $ 689 5 $ 605 4 Net income (loss) attributable to stockholders, as reported $ 56 7 $ (27 9) $ 5 8 $ 34 7 $ 48 6 Plus: Interest expense, net, as reported 12 8 0 1 0 8 13 6 11 0 Less: Income taxes on interest expense, net of tax*** (3 3) – (0 2) (3 5) (4 2) Actual return on capital employed = actual net income (loss) before interest expense, net, after tax $ 66 2 $ (27 8) $ 6 4 $ 44 8 $ 55 4 Plus: Income tax expense impact of U S tax reform 38 2 Less: U S tax reform impact on equity earnings (19 8) Adjusted return on capital employed = actual return on capital employed less impact of U S tax reform $ 66 2 $ (27 8) $ 6 4 $ 44 8 $ 73 8 Actual return on capital employed percentage(5) 12 9% n/m 4 0% 6 5% 9 2% Adjusted return on capital employed percentage(5) 12 9% n/m 4 0% 6 5% 12 2% Actual Return on equity percentage(6) 9 0% n/m 4 5% 6 2% 9 4% ***2018 Average stockholders’ equity, debt and cash are calculated using 12/31/17 and each of 2018’s quarter ends ***2017 Average stockholders’ equity, debt and cash are calculated using 12/31/16 and each of 2017’s quarter ends ***Tax rates of 26% and 38% in 2018 and 2017, respectively, represent the Company’s target U S marginal tax rate compared with the effective income tax rate of 6 3% in 2018 and 47 9% in 2017 3

To Our Shareholders 4 Introduction Hyster-Yale’s vision is to be the leading, globally integrated designer, manufacturer and marketer of a complete range of lift truck solutions by leveraging its high-quality, application-tailored lift trucks, attachments and power solutions to offer the lowest cost of ownership and the best overall value to its customers. For a number of years, the Company has been discussing the core strategies it established to achieve its vision and financial objectives. These strategies have evolved as trends continue to change, but in 2018, with additional investments in its sales force and its products, the Company saw these strategies start to gain real traction. In the 2019-2020 timeframe, the Company expects to see greater results as the overall execution of these strategic plans and projects begins to fully come together. The increased momentum from Hyster-Yale’s strategic initiatives resulted in a 9% increase in lift truck shipments to 101,900 units and a 10% increase in revenues to $3.2 billion in 2018, up from $2.9 billion in 2017. The Company also ended the year with strong bookings and a significantly increased high-value backlog, up 30% from the previous year-end. Nevertheless, the year brought significant challenges as the Company dealt with a number of unfavorable external factors. Much attention was given to combating rising commodity costs and the significant impact of tariffs, as well as managing supply chain constraints. In addition to this external turbulence, the Company is in the midst of undertaking the largest set of transformational programs in its history, which are expected to have a significant positive impact on Hyster-Yale’s competitiveness, market position and economic performance over the next three to five years. During 2017 and 2018, both capital and expense investments in these programs increased substantially. Further investment is expected to continue in 2019 and remain at a steady level for the next several years. Specific to 2018, the Company invested significant expense dollars in building and enhancing an industryfocused sales force, and it completed the acquisition of a controlling interest in a Chinese lift truck manufacturer, Zhejiang Maximal Forklift Co., Limited, now HY Maximal. Since its acquisition in June 2018, HY Maximal shipped 3,600 units and contributed $48.9 million in revenues. While HY Maximal’s core operations were profitable for the year ended December 31, 2018, the Company’s 2018 consolidated operating profit was reduced by $11.6 million from acquisition-related costs and purchase price accounting adjustments. The Company also continued to invest in its hydrogen fuel cell business, Nuvera, where among other positive developments, substantial progress toward commercialization was made in 2018 with two new deals signed in China. Finally, in September 2018, the Company and Wells Fargo Financial Leasing, Inc. extended their vendorfinancing relationship through 2023. The joint venture, HYG Financial Services, Inc., is owned 20% by Hyster- Yale and 80% by Wells Fargo, and provides financing in the United States for all Hyster-Yale brands, including inventory and rental financing, as well as commercial leases and loans. Given the challenges faced and the additional investments made during the year, 2018 consolidated net income decreased to $34.7(1) million from $48.6(2) million in 2017. The Company’s balance sheet remained strong, but more cash was used and the Company ended the year with higher working capital because of supply chain constraints and investments made in its strategic initiatives. To Our Shareholders (1) For purposes of this annual report, discussions about net income refer to net income attributable to stockholders. (2) Included $18.4 million of unfavorable tax reform adjustments. Hyster-Yale Materials Handling is in the midst of undertaking the largest set of transformational programs in its history.

Hyster-Yale Materials Handling ▪ 2018 Annual Report

A more in-depth understanding of the Company is best achieved by focusing on each of its three highly inter-related but independently managed businesses.

Our Lift Truck Business – Hyster-Yale Group

The global lift truck market grew 10.2% to 1.5 million units in 2018, up from 1.4 million units in 2017. Consistent with the prior year, all product classes had year-over-year growth, but increases were strongest in the lower-value Class 3 segment, which is reflective of one of the many trends affecting the lift truck market. The Company is currently forecasting strong but moderating lift truck market levels in 2019, with moderate growth anticipated in EMEA and modest growth in the Americas, driven by increases in Brazil and Latin America. The China market is expected to be comparable to 2018, but the rest of the JAPIC region is expected to experience a moderate decrease. This global market strength is expected to continue over the next few years, but because of current trends, the areas of strength are shifting with respect to customer base and geographies, and there could be pockets of cyclicality.

A number of trends are affecting customer demands and driving new solutions. Customers are reacting to issues of workforce availability, safety and productivity, as an aging workforce, low unemployment and operator costs have driven a need for more automated or robotic products and an increased use of wireless communications.


HYSTER
HYSTER
Seatrade

Clockwise from top left:

- *The Hyster® 46-38LS IH Reach Stacker has a basic lifting capacity of up to 46 tons. This product is produced in Nijmegen, the Netherlands, and is used in railyard and port applications.*
- *A Yale® GP050MX internal-combustion engine, pneumatic-tire lift truck can handle loads up to 5,000 lbs. in a variety of applications.*
- *HY Maximal's 45T Reach Stacker handles containers at a terminal.*
- *The new Hyster® end-rider pallet truck, equipped with ergonomic and productivity enhancing features, has a 6,000-8,000 lb. capacity.*

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6 declined from the prior year, the Company’s strategic initiatives are working as evidenced by Hyster-Yale Group’s increased market share. Delivering solid nearterm results has been and is expected to continue to be challenged by market turbulence related to material cost inflation and tariffs; significant, but planned, investments in the Company’s strategic initiatives; and conscious decisions to enter into certain deal-specific pricing agreements at less-than-target margins to gain targeted accounts. Despite these challenges, the Company believes the three-to-five-year path to increased profitability is clear and is focused on achieving Hyster-Yale Group’s target operating margin of 7% and return on total capital employed (“ROTCE”) of 20% or more. Hyster-Yale Group’s ROTCE was 12.9% in 2018. The Company remains focused on closing the gap in both of these financial objectives over the medium term through aggressive execution of its strategic initiatives. Strategic Initiatives The Company has six strategic initiatives that interact together and are aimed at creating a unique and sustainable competitive advantage. Four of the Company’s initiatives are focused on Hyster-Yale Group, while the remaining two are specific to the Attachment and Fuel Cell businesses. These strategies, outlined below, are designed to increase sustained profitability and market share growth, and are reinforced by the Company’s corporate themes of innovation, quality culture, pricing and cost leadership, services excellence and developing people capabilities for the future. The projects required to execute fully on these initiatives have been implemented over the last several years and many are now moving toward completion. Further, as many of the projects supporting these strategic initiatives are inter-related, succeeding in one will foster success in others. Provide the Lowest Cost of Ownership, While Enhancing Productivity for Customers The Company can tailor solutions to deliver the lowest cost of ownership to meet customers’ needs and help enhance customer productivity. Hyster-Yale Group’s current core product portfolio spans all five major product classes, and it continues to invest in broadening its product range by designing and developing utility, standard and premium products for its electric-rider, warehouse, ICE and Big Truck product lines in all In this environment of connectivity and technological advancements, customers are more empowered, leading to buyers that are more knowledgeable. These trends contributed to a shift in product applications, as well as a shift in the Company’s customer base as industries in the developed economies of North America and Western Europe shift away from manufacturing toward warehousing and distribution. These shifts have contributed to a long-term secular shift toward electric trucks from internal-combustion engine (“ICE”) trucks. Environmental concerns have also helped accelerate this trend as regulations for cleaner alternatives have grown and are guiding the need for alternative power sources, such as fuel cells and lithium-ion batteries. The Company has six strategic initiatives that interact together and are aimed at creating a unique and sustainable competitive advantage. Finally, global economic growth in a low-inflation, rising interest rate market has driven an increased desire for lower-cost products and a greater use of global supply chains for increased purchasing power. This has resulted in an increasing need for global and low-cost country sourcing to keep product prices down, as well as the need for a faster response from suppliers, including the need to design products faster using more modular platforms. The global economy has also led to a geographic shift with strong growth in emerging markets. As a result of this change, a shift in product demand from standard to utility trucks has occurred as the emerging markets have different needs, value propositions and applications. The Company’s investments in its strategic initiatives, and a $25.7 million shortfall in the 2018 results from the lag between increases in material costs and tariffs and the realization of price increases to offset those higher costs, had a substantial impact on the near-term profitability of the Company’s core lift truck business. Hyster-Yale Group’s operating profit margin declined to 2.3% and net income decreased to $56.7 million in 2018. However, while profits

Hyster-Yale Materials Handling ▪ 2018 Annual Report


Yale


HYSTER
HYSTER
35


Monitor your lift truck fleet
anytime, anywhere
with the Yale Vision
telemetry app
Yale
Vision

Clockwise from top left:

- *A Yale® MO5.0T electric robotic tow tractor with trailer equipped with "Driven by Balyo" technology can tow up to 10,000 lbs. and autonomously navigate through warehouse environments.*
- *A Hyster® double Reach truck equipped with robotic technology selects a load in a warehouse.*
- *The Yale® Vision Mobile App serves as a site tool for fleet management by providing instant insights into a fleet's operation.*

appropriate market segments. The Company currently offers over 290 different lift truck models with a full range of power options, including various battery-powered and fuel cell engine power options for its electric trucks, and various gas- and fuel-powered engine options, including new Tier V engines, for its ICE trucks. The Company sells a high percentage of trucks with customized features to meet the individual application needs of its customers. Having the right product at the right price for each application allows the Company to provide products and solutions that consistently meet the specific, but varied, needs of customers at appropriate margins; give customers the ability to move goods in a more efficient and cost-effective manner; and lower the life-cycle cost of operating trucks. With this focus, the Company has and continues to develop new products in many segments that are expected to support its increased market share objectives. These programs are expected to lay the groundwork for enhanced market position by providing lower cost of ownership and enhanced productivity for the Company's customers.

At the core of these programs is a transformative new set of modular and scalable product families covering both ICE and electric trucks, which are designed to

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8 Chinese market. In addition, HY Maximal and Hyster-Yale Group’s partner in India are expected to expand local production of larger trucks. Further, in early 2019, a new, award-winning Class 3 end-rider truck was launched in the North America market. This truck represents a significant investment and advancement in the Americas warehouse product range and is targeted to low-level order picking and horizontal transport applications. A new Reach Truck for North America, as well as lower-cost Class 3 walkie and stacker global products, are expected to be introduced later in the year. Rough terrain and electrified Big Truck products are being added to the product lineup, including the expected launch of a new 7- to 9-ton, dual-mode (economy and premium performance), lithium-ion counterbalanced truck in mid-to-late 2019 for the global market. Hyster-Yale Group is also developing automation solutions for warehouse trucks, initially in combination with industry partners, to further reduce the life-cycle cost of operating trucks and enhance productivity for customers. Some of these products are already in the market today, and new solutions are expected to be developed progressively over the next several years. In addition, Hyster-Yale Group continues to expand sales of provide enhanced flexibility for meeting customers’ application needs combined with the benefit of lowest total cost of ownership. Implementation of these programs is expected to begin in 2020 with the introduction of a new range of counterbalanced trucks that will be expanded comprehensively through 2025 to include larger counterbalanced capacities, Big Trucks and warehouse trucks. These programs are expected to incur significant product development and capital expenditures over the next few years, but are expected to lead to significant changes in supply chain sourcing and in the Company’s various manufacturing facilities around the world. Consolidated component volume sourced globally from reliable partners is expected to reduce costs and improve quality as these new products are brought to market. A further major initiative in product offerings will come from the introduction of trucks manufactured by HY Maximal in China, beginning with the launch of the 2- to 3.5-ton pneumatic ICE utility truck in 2019, which will be branded as UTILEV® in certain markets and Hyster® or Yale® in others. HY Maximal is engineering a line of high-quality and reliable trucks with enhancements in styling, performance, ergonomics and productivity for global markets, and a line of standard trucks for the Left: â—† A Hyster® H16XM-12 16-ton Big Truck, specifically engineered for foundry/smelter applications, is shown hard at work in a foundry near Dortmund, Germany. Above: â—† A new Hyster® H2.0-3.5UT utility lift truck, with basic capacity up to 3.5 tons, is being designed, tested, and manufactured at the HY Maximal facility in China.

Hyster-Yale Materials Handling â–ª 2018 Annual Report 9 telemetry products, and new generations of lift trucks will offer a fully integrated telematics solution to help reduce customers’ operating costs. Service offerings provide customer interfaces, equipment connectivity, analytics, technical integration and enterprise service automation. Finally, Hyster-Yale Group anticipates introducing new fuel cell battery box replacements (“BBRs”) for Class 1, 2 and 3 lift trucks over the next two years that are expected to move the fuel cell BBR business to break-even in 2020. The Company believes that detailed attention to customer needs is the way to gain a sustainable leading position in the marketplace. These new products and solutions, as well as those recently launched, are expected to contribute to market share gains, improve revenues and enhance operating margins in 2019, with full momentum occurring in the next two to three years. Be the Leader in the Delivery of Industry- and Customer-Focused Solutions Customers are increasingly more knowledgeable and expect their suppliers to be as well. The Company believes that detailed attention to customer needs is the way to gain a sustainable leading position in the marketplace. The Company is passionate about understanding customer pain points and delivering the product performance, quality and cost to provide solutions that will remove these pain points. To do this more effectively, the Company has shifted its focus from being product-centric to being industry-centric by focusing on providing a full range of differentiated products and solutions for specific industry and customer applications. To ensure the full benefit from the many product programs previously described is realized, Hyster-Yale Group has made a substantial expense investment in its sales and marketing organizations to realign teams around industry groupings. Within marketing, industryfocused resources have been added to develop and manage industry strategies. The higher-priority industry strategies have been completed for North America and Europe. Strategies are expected to be completed for all countries, or groups of countries, around the world by the end of 2019 and will mature and be enhanced over future years. To support execution of these industry strategies, Hyster-Yale Group has invested in additional industry-focused sales capabilities to support its dealers with accounts that are too small to be handled as National Accounts, but that are too big for some dealers to compete for effectively. This industry-focused structure has been in place and highly successful in the National Account direct sales program and is now being deployed with the new dealer-support teams. These teams are largely in place in North America, and to a lesser degree in EMEA. Additional industry-focused sales capabilities are expected to be added in other areas around the world over the next few years. In total, the Company believes that these investments will put it in a position to be a leader in the delivery of industry- and customerfocused solutions worldwide. Be the Leader in Independent Distribution The Company believes that independent dealers committed to investments in technology, personnel development, facilities and equipment will provide superior customer satisfaction and a distinct competitive advantage through their local knowledge and entrepreneurial behavior, but this requires completely committed dealers with adequate economies of scale. A core objective is to have dealers that are fully capable of maximizing the potential of the Hyster® and Yale® brands in their territories, and who can leverage Nuvera® and Bolzoni® products. The Company is committed to helping its dealers strengthen the excellence of their activities in all areas of their business, including leadership, sales, parts, service, rental, leasing and remarketing, to help differentiate them from the competition. In addition, during 2018, the Company focused on an increase in ownership succession-related re-engineering projects. The Company believes that the strength of formalized succession plans and the ability to execute accordingly will mitigate the risk of market disruption, and it will continue to work closely with its dealers to help facilitate these transactions when they arise.

10 in China by moving its existing Shanghai production facility into the HY Maximal facility, which is expected to provide improvements in efficiency and margins. This process is expected to be complete by the end of 2019. At the same time, with the help of Hyster-Yale quality and manufacturing leadership, the Company has already been able to expand its low-cost, global manufacturing capabilities and is using these new capabilities to provide its distribution network with a lower-cost, global utility product of enhanced quality. Much of the Hyster® and Yale® utility product creation is being done by Hyster-Yale Group’s new Emerging Market Development Center, which is co-located in the HY Maximal facility. The Emerging Market Development Center has engineers in China, at Hyster-Yale’s facilities in India, and at other global development centers to accelerate the execution of projects. Since June 2018, the Emerging Market Development Center’s focus has been on launching the next generation of UTILEV® trucks and filling critical product gaps to serve an expanding customer base. As previously mentioned, HY Maximal began production of the new 2- to 3.5-ton UTILEV® truck in late 2018. With these additional capabilities in JAPIC, the Company is also applying its expertise in maximizing its local coverage and enhancing dealer performance by developing a detailed HY Maximal global distribution plan aimed at expanding HY Maximal’s presence in both the emerging markets and developed markets. The Company has made a number of investments as part of its integration of HY Maximal to improve some of HY Maximal’s manufacturing processes, improve its business systems and integrate processes. The Company expects these expenditures to continue into 2019 but then moderate by the end of the year, with the expectation that HY Maximal will be accretive to earnings in 2020 and a solid driver in the long-term achievement of Hyster-Yale Group’s 7% operating profit margin target. Hyster-Yale has been collaborating with its dealers on initiatives to recruit, train, develop and retain qualified service technicians, while working with trade schools, community colleges and high schools to create awareness around career opportunities within the material handling industry and within our dealer network. Also, while the new sales teams and enhanced selling tools introduced during 2018 will support dealers’ sales efforts, the Company will continue to upgrade its global dealer capabilities, including establishing a regional office in Singapore in early 2019 to better serve and support the dealer network in Asia. To help these programs have maximum impact, the Company is collaborating with its dealers to expand a technology-based, customer service satisfaction platform to better understand the quality of the customers’ service experience. This initiative, together with delivering industry- and customer-focused solutions, amount to a new, uniquely competitive way of serving the markets around the world. Grow in Emerging Markets Emerging markets typically have a strong focus on initial purchase price versus total cost of ownership. With the growth of emerging markets, the demand for utility and standard products has more than doubled over the past 10 years. Hyster-Yale’s product breadth is mature, but the depth can be improved to better serve the targeted emerging markets and adequately provide the right product at the right price, with the right lead times, to customers in these emerging markets. The acquisition of HY Maximal added a wider offering to the Company’s suite of products and enhanced the Company’s ability to better meet the needs of its customers by giving the Company a cost-effective China product source, while also allowing the Company to increase its participation in the China market and in the growing global utility and standard market segments. Hyster-Yale Group is currently rationalizing its footprint The acquisition of HY Maximal added a wider offering to Hyster-Yale’s suite of products and enhanced the Company’s ability to better meet the needs of its customers.

Hyster-Yale Materials Handling â–ª 2018 Annual Report 11 Our Attachment Business – Bolzoni The Company’s fifth strategic initiative is to build its leadership in the attachments business through Bolzoni, a stand-alone company within Hyster-Yale. The attachment strategy significantly enhances the Company’s ability to offer tailored solutions for customers’ detailed needs. Bolzoni is committed to meeting the product and material handling solutions needs of a broad range of lift truck customers, which include many of the leading global lift truck manufacturers. For many customers, the attachment purchase is the most important aspect of a lift truck purchase because the attachment is directly handling their goods. Bolzoni is focused on ensuring that the attachment has all the appropriate characteristics to move those goods undamaged and with maximum efficiency. Bolzoni expects to achieve leadership through the design, production and distribution of a wide range of products utilized in industrial materials handling, all capable of improving productivity and reducing costs for customers. Bolzoni has had healthy growth rates since being acquired in 2016. In 2018, it finished the year strong with a revenue increase of 13% to $200.9 million and a substantial increase in net income to $5.8 million, up from $3.9 million in 2017. While maintaining the independence of Bolzoni from Hyster-Yale Group is critical to Bolzoni’s customer relationships, the Company still has many opportunities to in-source Hyster-Yale demand and improve results going forward. Clockwise from top: â—† The new Burns Equipment headquarters, located near Pittsburgh, Pennsylvania. Burns Equipment is the Hyster® and Yale® dealer covering territories in Ohio, Pennsylvania and West Virginia. â—† Hyster’s S120FT Fortis® internal-combustion engine, cushion-tire lift truck has a basic lifting capacity of up to 12,000 pounds and is equipped with a Bolzoni® paper roll attachment. â—† Production of the new UTILEV® UT20-35P internal-combustion engine, utility truck, with a lifting capacity up to 3,500 kg and manufactured by HY Maximal, began in late 2018.

12 and has plans to continue to expand this line. Bolzoni’s current premium line of products coupled with these standard products and an industry-focused strategy are expected to give Bolzoni the ability to increase its sales significantly in the Americas, JAPIC and EMEA regions. To that end, Bolzoni has plans to establish a presence in Brazil to help expand in Latin America. Bolzoni’s results have been improving on a progressive basis since its acquisition, and these programs are expected to drive additional increases in the Company’s market position and profitability, especially over the next three to four years. As these programs mature, the Company expects Bolzoni to achieve its 7% operating profit margin target. Our Hydrogen Power Business – Nuvera The Company aims to build a technological leadership in fuel cells and their applications through its Nuvera Fuel Cells business. The Company’s vision is to establish Nuvera as the preferred provider of heavy-duty fuel cell engines to zero-emissions mobility customers. The Company views its ownership of Nuvera as an extraordinarily exciting opportunity to become a global leader in a key emerging technology that can provide enhanced productivity for certain applications, as well as meet new emissions solutions where desirable or required. This view continues to be reinforced by the strong, global interest shown in Nuvera® products by Bolzoni is pursuing aggressive projects to expand its market position around the world. This includes strengthening the Company’s ability to serve the North America market by taking responsibility for Hyster- Yale Group’s Sulligent plant, where it will manufacture attachments and continue the plant’s support of Hyster- Yale Group through the sale of cylinders and various other components. Bolzoni will phase out production at its current Homewood, Illinois, facility, but intends to maintain certain operations in that area. The North America market, where Hyster-Yale Group has a strong presence, provides a large opportunity for growth. To help capture this, Bolzoni plans to introduce a broader range of locally produced attachments available with shorter lead times to serve its customer base, supported by an industry-specific marketing focus. Bolzoni also has plans to increase its sales, marketing and product support capabilities in North America. The Company is also working to develop the core Bolzoni business globally through continued implementation of programs for enhancing attachment sales, including increased awareness of Bolzoni’s products among large end users and offering customers the option to have Bolzoni attachments installed on trucks as part of the manufacturing process. In addition, Bolzoni has developed a China-sourced standard product line Left: â—† The Yale® European GP35VX internal-combustion engine, pneumatictire lift truck with a Bolzoni double-pallet handling fork attachment, allows more loads to be handled in less time, increasing productivity and reducing handling costs. Above: â—† A hydrogen fuel cell filling station on the warehouse floor is easily accessible for refueling lift trucks running with Nuvera® fuel cell battery box replacements.

Hyster-Yale Materials Handling â–ª 2018 Annual Report 13 third parties, particularly in China, wanting to partner with Nuvera through various types of arrangements. Nuvera believes this interest can be a significant and profitable near-term growth opportunity. Because of more field experience with Nuvera’s products, previously deferred revenues were realized in 2018, resulting in an increase in revenues to $12.3 million in 2018 from $3.7 million in 2017. However, production costs for engines and BBR units currently remain higher than target costs. The higher revenues and absence of impairment helped to offset the current high-cost structure, reducing Nuvera’s operating loss to $38.3 million in 2018 from $42.0 million in 2017, but lower tax rates resulted in Nuvera reporting a net loss of $27.9 million in 2018, up from a loss of $26.7 million in 2017. To enhance its cost base, Nuvera continues to work on standardizing its products, developing a lower cost supply base and automating various elements of stack production. The Company believes Nuvera is approaching the point where it will move from being a venture business focused on commercializing leading technology to a mature, product-based company serving the lift truck market, as well as heavy-duty applications such as buses, trucks and applications in the automotive sector, with an expanding line of developed products. Nuvera expects its core technology to move to a new generation of fuel cell stack design over the next year with broad use in each of these applications. Manufacturing of BBR products at the Company’s plant in Greenville, North Carolina, is expected to begin during 2019 and ramp up at prudent rates. As that occurs, BBR manufacturing at Nuvera’s facility in Billerica, Massachusetts, will be phased out. With the transfer of the responsibility for development of non-fuel cell engine components and the overall assembly of BBRs to Hyster-Yale Group, Nuvera will focus entirely on fuel cell stacks and engines. To help sharpen its focus, Nuvera sold its hydrogen-generating PowerTap® business to a third party, OneH2, Inc., in exchange for a note and a minority ownership interest in OneH2. OneH2 has developed an important option for hydrogen fuel supply for forklift truck fuel cell users. While commercialization of these products has taken longer than anticipated, the Company is pleased with the design innovation in Nuvera’s core technologies, which has led to a number of new partnership opportunities. In 2018, Nuvera finalized agreements with two new significant Chinese customers in different segments of the fuel cell engine market. The first agreement is for range extenders in the bus market, and the contract provides compensation to Nuvera in the form of royalty and technology services income. Fuel cell stacks used in these engines will be manufactured exclusively by Nuvera, initially at its facility in Billerica, with localized China manufacturing expected at a dedicated facility within HY Maximal in the 2019-2020 period. The Company is pleased with the design innovation in Nuvera’s core technologies, which has led to new partnership opportunities. The second agreement is for use in an automotive customer’s internally developed electric power train. This agreement is an extension of an initial proof of performance review completed during the year. The contract is expected to generate substantial income during 2019. Additional phases, if successful, would be completed over the next four years, and would result in commercial production and the non-exclusive use of Nuvera fuel cell stacks by the partner, with Nuvera retaining rights to use the stacks globally. In addition to the new Chinese agreements, earlier in 2018, Nuvera and Hyster-Yale Group were selected to partner with the Center for Transportation and the Environment, and in conjunction with the California Air Resources Board, on a project for the Port of Los Angeles. This project is to demonstrate operation of a Hyster® 1150-CH Top-Loader Big Truck using an electrified power train and Nuvera’s Orion®-based fuel cell engine. This will be the first demonstration of Nuvera’s plan to develop easily integrated, high-power fuel cell engines for use in OEM products. As Nuvera ramps up production of fuel cell stacks and engines and leverages its partnership opportunities, losses are expected to moderate substantially during 2019, with the objective of reaching break-even in

14 pricing agreements at less-than-target margins to gain targeted accounts and for which margin improvement efforts will take some time to mature. These deals will have an impact on profitability, mainly in the first half of 2019, but margins are generally expected to recover fully from the 2018 material cost inflation and the heavily discounted deals by the third and fourth quarters of 2019. In this context, Hyster-Yale Group income is expected to improve in 2019 over 2018, but results in the first half of the year are expected to be lower than the first half of 2018, and then improve in the second half. In 2020 and 2021, a considerable portion of the new projects outlined above will have reached completion, and the Company believes the full impact of these programs can lead to profitability improvements for a number of years to come. The remainder of the programs are expected to come to fruition in 2022 and 2023, with a few, particularly those involving dealer structure and excellence, being more in the nature of continuous improvement rather than projects that reach maturity at a given time. Beginning in 2020, further improved results are expected with significant increases through 2023. Hyster-Yale Group’s objective is to meet its 7% operating profit margin target during this period, assuming reasonable market conditions continue, and a resolution to Brexit in a way that does not significantly harm the Company’s business prospects. Attachments, Forks and Lift Tables: Bolzoni’s results are expected to improve in 2019 and in the following years with a target of 7% operating profit, as it has significant upside potential with its new product plans and its growth plan, particularly for the Americas market. Hydrogen Power: Nuvera is still having a significant impact on the Company’s current profitability, but a solid path forward has been established. Nuvera’s results are expected to improve moderately in the first three quarters with a break-even target for both the fourth quarter of 2019 and for the 2020 full year. Significantly improved earnings are expected at Nuvera in the 2021 to 2023 period. both the fourth quarter of 2019 and for the full year of 2020, with a move toward target profitability over the following three years. A Forward-Looking Perspective Hyster-Yale believes it is approaching an inflection point in its business. The Company is undergoing a significant transformation through the execution of projects supporting its six core strategic initiatives, and it is beginning to realize a return on these investments, which is expected to increase over the course of its fiveyear planning horizon. While the investment expenses in all of these programs are expected to impact results in the early part of 2019, significant improvement is expected in the second half of the year, resulting in an overall substantial increase in 2019 consolidated operating profit. However, the Company’s programs are structured as multi-year programs. While the Company is mindful of near-term results, the focus is on achieving its 7% operating profit margin target in this three- to fiveyear period. At each of the Company’s three businesses, the investments being undertaken are expected to lead to increased operating profit through higher volume. Lift Trucks: With the increasing momentum and maturity of its strategic initiatives, the Company believes it can attain the required volume leverage of 115,000 units produced in Hyster-Yale factories to achieve its financial objectives. Although Hyster-Yale Group’s 2018 operating profit margin was below its 7% target, the path to increased profitability is clear. The Company expects operating margins to improve as it increases volume and leverages its fixed costs and operating expenses. In the near term, Hyster-Yale Group’s efforts to find offsets to the unprecedented, tariff-driven material cost inflation witnessed in 2018 will mature during 2019, and efforts to abate the most critical supplier issues, which are still having an impact on production, are underway with most expected to be resolved by mid-year. The current lift truck backlog contains certain deal-specific The Company is undergoing a significant transformation through the execution of projects supporting its six core strategic initiatives.

Hyster-Yale Materials Handling â–ª 2018 Annual Report 15 strategies it has in place and the expectations for the execution of the many related projects over the next few years. Current market factors, including the impact of tariffs and deal-specific pricing, are temporary headwinds in a solid long-term growth plan. In addition, when all of the businesses are viewed as one, some valuation metrics can be misleading. The Company believes its valuation should be the sum of the separately assessed values of each of its businesses. Hyster-Yale Group and Bolzoni are mature businesses focused on creating value by increasing unit volume and market share through the execution of core strategic initiatives. Nuvera, on the other hand, is a developingtechnology startup business focused on commercializing products that are complementary and additive to Hyster-Yale Group. The use of hydrogen as an alternative and clean energy source is growing and the Company aims to be a key player in this industry over the medium and long term. As a result, given the stage of the commercialization of Nuvera’s products, the Company believes this business should be valued independently as a venture business. Corporate Responsibility: Complementing Hyster-Yale’s overall strategic planning process is a broad program designed to ensure sound corporate responsibility. The Company believes that embracing social, environmental and economic health in every part of the organization will serve the long-term best interests of the Company’s stockholders, while contributing to strengthening the Company’s customers and the communities in which it operates. Hyster- Yale has established specific cost-effective corporate responsibility targets through its 2026 Vision program that will minimize the Company’s impact on the environment and conserve natural resources. Hyster- Yale’s Corporate Responsibility report is available at www.hyster-yale.com and describes the Company’s commitment to promote a culture of corporate responsibility throughout the business and the product value chain as it strives toward the 2026 Vision. Valuation: Hyster-Yale’s objective is to create value in all of its business units. The Company is optimistic about its future and believes it offers a compelling investment scenario over the next three to five years because of the Left: â—† A Hyster® H210HD-EC Big Truck with a double-container handling attachment lifts empty containers in a port application. Above: â—† A Yale® MPB045VG walkie pallet truck is used to transport goods in a warehouse application.

16 We would also like to take this opportunity to thank all of our customers, dealers, suppliers and stockholders for their continued support. We want to thank all of our employees most sincerely for their passion, hard work and commitment to achieving our long-term goals and effectively executing these transformative programs. We are pleased with our 2018 sales accomplishments, but disappointed that this strong year was impacted by many external variables beyond our control. We know that our employees are working diligently to improve our performance in 2019, and we look forward to seeing our strategic projects come to fruition and to celebrating great progress in our journey to enhanced growth and profitability. Over many years of service, we have earned the trust of our customers who depend upon the performance of our products and solutions every day. We look forward to building on this success in future years. Dividend and Uses of Cash: The Company increased its annual dividend 2.5% to $1.24, or 31 cents per share on a quarterly basis. In the future, the Company may consider additional dividend increases or share repurchases at prices attractive to its stockholders. We believe that our business strategy, combined with a solid balance sheet, financial flexibility and a solid cash position, reinforces our commitment to stockholder returns over time and makes Hyster-Yale a compelling long-term investment opportunity. By clearly articulating and executing our core strategies in each of our businesses, we believe an enhanced market multiple valuation will be reasonable in the future. We have great confidence in the ability of our management team to achieve the Company’s market share and financial objectives in the years ahead as our many experienced and highly motivated professionals build on the Company’s 2018 financial results. â—† â—† â—† In closing, we would like to welcome James M. Bemowski, a former Senior Advisor for Doosan Corporation, retired Vice-Chairman of Doosan Group and retired Chief Executive Officer of Doosan Corporation Business Operations, who joined our Board of Directors in May 2018. We are privileged to have him as a Director. This annual report to stockholders contains forward-looking statements. For a discussion of the factors that may cause the Company’s actual results to differ from these forward-looking statements, please see page 31 in the attached Form 10-K. â—† An electric Hyster® J3.5XN counterbalanced truck equipped with a side-battery exchange option, used in a beverage application, is having its battery quickly changed with the assistance of a Hyster® powered battery-exchange stacker. Alfred M. Rankin, Jr. Chairman, President and Chief Executive Officer, Hyster-Yale Materials Handling, Inc. and Chairman, Hyster-Yale Group, Inc. Colin Wilson President and Chief Executive Officer, Hyster-Yale Group, Inc.

Officers: Alfred M. Rankin, Jr. Chairman, President and Chief Executive Officer Colin Wilson President and Chief Executive Officer, Hyster-Yale Group, Inc. Gregory J. Breier Vice President, Tax Brian K. Frentzko Vice President, Treasurer Jennifer M. Langer Vice President, Controller Lauren E. Miller Senior Vice President, Chief Marketing Officer Kenneth C. Schilling Senior Vice President and Chief Financial Officer Suzanne S. Taylor Senior Vice President, General Counsel and Secretary Directors: James B. Bemowski Retired Vice Chairman of Doosan Group J.C. Butler, Jr. President and Chief Executive Officer, NACCO Industries, Inc. President and Chief Executive Officer of The North American Coal Corporation Carolyn Corvi Retired Vice President and General Manager – Airplane Programs of The Boeing Company John P. Jumper Retired Chief of Staff, United States Air Force Dennis W. LaBarre Retired Partner, Jones Day H. Vincent Poor Distinguished Professor of Electrical Engineering of Princeton University Alfred M. Rankin, Jr. Chairman, President and Chief Executive Officer of Hyster-Yale Materials Handling, Inc. Chairman of Hyster-Yale Group, Inc. Non-Executive Chairman of NACCO Industries, Inc. Non-Executive Chairman of Hamilton Beach Brands Holding Company Claiborne R. Rankin Manager of NCAF Management, LLC, the managing member of North Coast Angel Fund, LLC John M. Stropki Retired Executive Chairman of Lincoln Electric Holdings, Inc. Britton T. Taplin Self-employed (personal investments) Eugene Wong Professor Emeritus of the University of California at Berkeley Lucien Robroek Chief Executive Officer of Nuvera Fuel Cells, LLC Anthony J. Salgado Senior Vice President, Japan, Asia-Pacific, India and China Harry Sands Senior Vice President, Managing Director, Europe, Middle East and Africa Kenneth C. Schilling Senior Vice President and Chief Financial Officer Roberto Scotti President and Chief Executive Officer of Bolzoni S.p.A. Gopichand Somayajula Vice President, Global Product Development Jon C. Taylor President of Nuvera Fuel Cells, LLC Suzanne S. Taylor Senior Vice President, General Counsel and Secretary Mark H. Trivett Vice President Finance, Europe, Middle East and Africa Raymond C. Ulmer Vice President Finance, Americas Alfred M. Rankin, Jr. Chairman Colin Wilson President and Chief Executive Officer Gregory J. Breier Vice President, Tax Brian K. Frentzko Vice President, Treasurer Stephen J. Karas Vice President, Global Supply Chain Jennifer M. Langer Vice President, Controller David LeBlanc Vice President, Strategy, Planning and Business Development Lauren E. Miller Senior Vice President, Chief Marketing Officer Charles F. Pascarelli Senior Vice President, President, Americas Rajiv K. Prasad Chief Product and Operations Officer Directors and Officers of Hyster-Yale Materials Handling, Inc. Executives and Officers of Hyster-Yale Group, Inc. and its Subsidiary Companies Directors and Officers

Independent Registered Public Accounting Firm Ernst & Young LLP 950 Main Avenue, Suite 1800 Cleveland, Ohio 44113 Stock Exchange Listing The New York Stock Exchange Symbol: HY Investor Relations Contact Investor questions may be addressed to: Investor Relations Hyster-Yale Materials Handling, Inc. 5875 Landerbrook Drive, Suite 300 Cleveland, Ohio 44124 (440) 229-5168 E-mail: ir@hyster-yale.com Hyster-Yale Materials Handling, Inc. Website Additional information on Hyster-Yale may be found at the corporate website, www.hyster-yale.com. The Company considers this website to be one of the primary sources of information for investors and other interested parties. Hyster Global: www.hyster.com Yale Global: www.yale.com Nuvera Fuel Cells: www.nuvera.com Bolzoni: www.bolzonigroup.com Hyster-Yale Maximal: www.maxforklift.com Annual Meeting The Annual Meeting of Stockholders of Hyster-Yale Materials Handling, Inc. will be held on May 17, 2019, at 9:00 a.m. at the corporate office located at: 5875 Landerbrook Drive, Cleveland, Ohio 44124 Form 10-K Additional copies of the Company’s Form 10-K filed with the Securities and Exchange Commission are available free of charge through Hyster-Yale’s website (www.hyster-yale.com) or by request to: Investor Relations Hyster-Yale Materials Handling, Inc. 5875 Landerbrook Drive, Suite 300 Cleveland, Ohio 44124 (440) 229-5168 Stock Transfer Agent and Registrar Stockholder Correspondence: Computershare P.O. Box 505000 Louisville, KY 40233-5000 Overnight Correspondence: Computershare 462 South 4th St., Suite 1600 Louisville, KY 40202 (877) 373-6374 (U.S., Canada and Puerto Rico) (781) 575-2879 (International) Legal Counsel Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 Corporate Information Independent Registered Public Accounting Firm Ernst & Young LLP 950 Main Avenue, Suite 1800 Cleveland, Ohio 44113 Stock Exchange Listing The New York Stock Exchange Symbol: HY Investor Relations Contact Investor questions may be addressed to: Investor Relations Hyster-Yale Materials Handling, Inc. 5875 Landerbrook Drive, Suite 300 Cleveland, Ohio 44124 (440) 229-5168 E-mail: ir@hyster-yale.com Hyster-Yale Materials Handling, Inc. Website Additional information on Hyster-Yale may be found at the corporate website, www.hyster-yale.com. The Company considers this website to be one of the primary sources of information for investors and other interested parties. Hyster Global: www.hyster.com Yale Global: www.yale.com Nuvera Fuel Cells: www.nuvera.com Bolzoni: www.bolzonigroup.com Annual Meeting The Annual Meeting of Stockholders of Hyster-Yale Materials Handling, Inc. will be held on May 9, 2018, at 9:00 a.m. at the corporate office located at: 5875 Landerbrook Drive, Cleveland, Ohio 44124 Form 10-K Additional copies of the Company’s Form 10-K filed with the Securities and Exchange Commission are available free of charge through Hyster-Yale’s website (www.hyster-yale.com) or by request to: Investor Relations Hyster-Yale Materials Handling, Inc. 5875 Landerbrook Drive, Suite 300 Cleveland, Ohio 44124 (440) 229-5168 Stock Transfer Agent and Registrar Stockholder Correspondence: Computershare P.O. Box 505000 Louisville, KY 40233-5000 Overnight Correspondence: Computershare 462 South 4th St., Suite 1600 Louisville, KY 40202 (877) 373-6374 (U.S., Canada and Puerto Rico) (781) 575-2879 (International) Legal Counsel Jones Day North Point 901 Lakeside Avenue Cleveland, Ohio 44114 On the Cover: Top Right: Hyster’s H90FT Fortis® internal combustion engine, pneumatic-tire lift truck has a basic lifting capacity of up to 9,000 pounds and is equipped with a Bolzoni® paper roll attachment. Top Left: A Yale® NR040 Reach Truck for use in warehouse applications is available in basic lifting capacities between 3,500 and 4,000 pounds. Bottom Right: A Yale® ERC50VG four-wheel, cushion-tire, electric counterbalanced lift truck powered by a Nuvera® fuel cell battery box replacement. Bottom Left: A Hyster® H115OHD-CH Dedicated Container Handler, equipped with a wide axle and capable of stacking containers six high, is shown positioning a container at a port operation in California. Corporate On the Cover: Top from left to right: The new Yale® MPEO60VH end-rider warehouse truck, redesigned to focus on operator needs, with a new extended platform, patented shock-absorbing floor cushion, handle and grab bar. â—† The new 52-ton capacity Hyster® laden container handling electric truck powered by a lithium-ion battery awaits shipment to the Port of Los Angeles to begin the testing phase. â—† The new Hyster® electric J8.0XN integrated, lithium-ion battery lift truck has internal-combustion engine-like performance in a zero-emission design and lifts up to an 8-ton capacity. Bottom from left to right: A European Yale® ERP20VF with a Bolzoni carton clamp attachment, designed for pallet-less load handling in warehouse and distribution centers. â—† The Hyster® tugger (left) and Hyster® masted Walkie electric warehouse trucks are part of the Hyster® robotics family utilizing “Driven by Balyo” technology, and can navigate autonomously through warehouse environments. â—† A Yale® ERC050VG 4-wheel electric truck powered by a Nuvera® fuel cell battery box replacement. MIX Paper from responsible sources FSC C003197 The fsc trademark identifies wood fibers comine from forests which have been certified in accordance with the rules of the forest stewardship council Environmental Benefits This Annual Report on from 10-k is printed using post-consumer waste recycled paper and vegetable-based inks. by using this envrionmental paper, hyster-yale materials handling, inc, saved the following resources: 27 trees are pre-served for the future 79 lbs. water borne waste ot created 11, 505 gal wastewater flow saved 1,273 lbs. solid water not generated 2,506 lbs. netgreenhouse gases orevented 19,183,500 btus energy not consumed fsc in not responsible foer these calcuations. calculations per mohawk environmental calculator.

HY HYSTER-YALE MATERIALS HANDLING 5875 Landerbrook Drive, Suite 300 | Cleveland, Ohio 44124 | www.hyster-yale.com An Equal Opportunity Employer